November 11, 2015 – 9:00am EST

Air Industries Group (the "Company" or "Air Industries") Announces:
Third Quarter 2015 Earnings Press Release and Conference Call

Hauppauge, NY -- (Marketwired –November 11, 2015 – Air Industries Group (NYSE MKT: AIRI)

Air Industries Group (AIRI), an integrated manufacturer of precision equipment assemblies and components for leading aerospace and defense prime contractors, will report financial results for the three and nine months ended September 30, 2015 on Thursday, November 12, 2015 at 8:30am EST.

Air Industries will also host a conference call to discuss the results for the third quarter of 2015 on Friday, November 13, 2015 at 9:00 am EST.

•	Participants, United States of America: 888-430-8694
•	Conference Code: 142102

ABOUT AIR INDUSTRIES GROUP

Air Industries Group (AIRI) is an integrated manufacturer of precision equipment assemblies and components for leading aerospace and defense prime contractors. Air Industries operates in three segments: Complex Machining of aircraft landing gear and flight controls, Aerostructures & Electronics, and Turbine Engine Components.

Certain matters discussed in this press release are 'forward-looking statements' intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. In particular, the Company's statements regarding trends in the marketplace, future revenues, earnings and EBITDA, its belief that the slowdown caused by the Sequester is continuing, the ability to realize firm backlog and projected backlog, potential future results and acquisitions, are examples of such forward-looking statements. The forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to, the timing of projects due to variability in size, scope and duration, the inherent discrepancy in actual results from estimates, projections and forecasts made by management, regulatory delays, changes in government funding and budgets, and other factors, including general economic conditions, not within the Company's control The factors discussed herein and expressed from time to time in the Company's filings with the Securities and Exchange Commission could cause actual results and developments to be materially different from those expressed in or implied by such statements. The forward-looking statements are made only as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

Contact Information

Air Industries Group
631.881.4913
ir@airindustriesgroup.com